Exhibit 32.1

CEO/CFO Certification Pursuant to § 906 of the

Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)

The undersigned, as the Chief Executive Officer and Chief Financial Officer of Pinnacle Bankshares Corporation, respectively, certify that, to the best of their knowledge and belief, the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011, which accompanies this certification, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Pinnacle Bankshares Corporation and subsidiary at the dates and for the periods indicated.

The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose. The undersigned expressly disclaim any obligation to update the foregoing certification except as required by law.

November 10, 2011	/s/ Aubrey H. Hall, III
Date	Aubrey H. Hall, III, President and
Chief Executive Officer

November 10, 2011	/s/ Bryan M. Lemley
Date	Bryan M. Lemley, Secretary,
Treasurer and Chief Financial Officer